                                                                    Exhibit 23.2




                              NOWALK & ASSOCIATES
                    A Certified Public Accounting Firm, P.C.




  Richard G. Nowalk, CPA                              Constitution Center
   Dean P. Koehler, CPA                               2650 Route 130 North
-----------------------------                       Cranbury, New Jersey 08512
  Michael G. Quinn, CPA                          (609) 655-4100 * (732) 246-7781
   Homer T. Smith, CPA                                  Fax (609) 655-5273




                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in these Registration Statements No. 33-46506 and No. 333-72931 on Form S-8 of our report dated July 23, 1997, appearing in this Annual Report on Form 10-K of Dycom Industries, Inc. for the year ended July 31, 1998.





/s/ Nowalk & Associates

Nowalk & Associates
Cranbury, New Jersey
October 4, 1999